THIS IS AN ENGLISH TRANSLATION FROM
THE ORIGINAL CHINESE LANGUAGE DOCUMENT

Agreement for the Transfer/Assignment of Lease Contract

Party A: Shanghai Jinqiao Export Processing District (South District) Development & Construction Company Limited
Party B: Nu Skin Asia Investment, Inc.
Party C: Pharmanex LLC

Re: Jianqiao Factory

Clause 1:	With effect from 1 April 2004, Party B will transfer all the rights and obligations to Party C under to the lease contract. Party C agreed the said transfer. Party A agreed the transfer of rights and obligations related to the lease contract between Party B and Party C.

Clause 3:	Party A agreed that the contract terms which have already been performed by Party B will be deemed to be done by Party C. Party A agreed the deposit of RMB197075.66 which has already been paid by Party B will be deemed to be the deposit paid by Party C to Party A. This will be returned to Party C by Party A once the lease contract is terminated.

Signed by all parties on 1 April, 2004

Party A:    Shanghai Jin Qiao Export Processing Zone

Legal representative or authorized representative:
/s/  Zhang Guanming
Zhang Guanming

Party B:    Nu Skin Asia Investment, Inc.

Legal representative or authorized representative:
/s/  D. Matthew Dorny
D. Matthew Dorny